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                                                            Exhibit 10.25
                 CONSULTING AGREEMENT

Parties:       Control Data Systems, Inc.
               4201 Lexington Avenue North
               Arden Hills, Minnesota  55126

               ("Company")

               W. Douglas Hajjar ("Hajjar")

Date:               November 14, 1994

     Agreement dated November 14, 1994, between the Company and W. Douglas Hajjar, 1512 Monument Street, Concord, Massachusetts 01742.

     In consideration of the mutual promises and covenants contained here, the parties hereto agree as follows:

Section 1.  Employment

1.1 The Company hereby retains Hajjar as a consultant. In general Hajjar's duties shall consist of advising the Company on various matters relating to its business plans and restructuring plans. Such consulting shall be mutually agreed upon times and places.

Section 2.  Compensation

2.1 Fee: The Company shall pay Hajjar $2,000 per day for duties performed.

2.2 Expenses: Hajjar shall be entitled to reimbursement by the Company for all expenses reasonably incurred by him in the performance of his consulting duties.

Section 3.  Miscellaneous

3.1 Severability: The unenforceability of an provision of this agreement shall not affect the validity or enforceability of any other provision of this agreement.

3.2 Assignment: Since this is a personal services consulting agreement, Hajjar's rights and obligations shall not be assignable by Hajjar. This agreement may be assigned by the Company, and shall be binding upon any successors and assigns the Company.

3.3 Governing Law: This agreement and the rights and obligation of the parties, thereunder shall be interpreted in accordance with the laws of the State of California.

3.4 Cancellation Provisions: This agreement may be canceled by either party upon 30 days written notice to the other party.


In Witness Whereof, the parties have executed this Agreement as of the date first indicated above, the Company by its officer duly authorized.

CONTROL DATA SYSTEMS, INC.



By:  /s/ James E. Ousley                Date:  11/14/94
     James E. Ousley
     President and CEO

     /s/ W. Douglas Hajjar              Date:  11/14/94
     W. Douglas Hajjar